UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

Alliance One International, Inc.

(Exact name of Registrant, as specified in its charter)

Virginia	001-13684	54-1746567
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

8001 Aerial Center Parkway

Morrisville, North Carolina 27560-8417

(Address of principal executive offices, including zip code)

(919) 379-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2013, Alliance One International, Inc. (the “Company” or “Alliance One”) entered into an Amendment and Restatement Agreement dated as of July 25, 2013 (the “Amendment and Restatement Agreement”) between the Company, its subsidiaries, Intabex Netherlands B.V. and Alliance One International AG, certain lenders listed below and Deutsche Bank Trust Company Americas, as administrative agent. The Amendment and Restatement Agreement provides for the amendment of certain financial covenants (as identified below) effective upon the execution of the Amendment and Restatement Agreement and for the amendment and restatement of the agreement governing the Company’s senior secured revolving credit facility to be effective on the date (the “Effective Date”) of the satisfaction of the following conditions:

•	the issuance of senior secured second lien notes (the “Senior Notes”) by the Company in an offering providing gross cash proceeds of no less than a specified amount;

•

the application of a portion of the net proceeds of such offering of Senior Notes to pay the principal of, and the redemption premium and interest on, the Company’s $635 million in aggregate principal amount of 10% senior notes due 2016 (the “Existing Senior Notes”) in connection with the redemption of all of the outstanding Existing Senior Notes pursuant to a conditional notice of redemption given on July 1, 2013;

•

the deposit of the net proceeds of such offering of the Senior Notes not so applied to the redemption of all of the Existing Senior Notes to a segregated account (the “Blocked Account”) maintained by the lenders to be used solely to purchase any and all of the Company’s $115 million in aggregate principal amount of 5  1/2% Convertible Senior Subordinated Notes (the “Convertible Notes”) tendered in the Company’s cash tender offer for the Convertible Notes commenced on July 17, 2013 (the “Tender Offer”) and, subject to conditions, to retire any remaining Convertible Notes not purchased in the Tender Offer, including repayment at maturity; and

•	customary closing conditions.

At the Effective Date, the agreement governing the Company’s senior secured revolving credit facility will be amended and restated to provide for a senior secured revolving credit facility with a syndicate of banks of approximately $303.9 million that will automatically reduce to approximately $210.3 million in April 2014 and will mature in April 2017, subject to a springing maturity in April 2014 if by that date the Company has not deposited sufficient amounts to fund the repayment at maturity of all then outstanding Convertible Notes. Borrowings under the amended senior secured revolving credit facility will initially bear interest at an annual rate of LIBOR plus 3.75% and base rate plus 2.75%, as applicable, though the interest rate under the senior secured revolving credit facility will be subject to increase or decrease according to a consolidated interest coverage ratio.

The Company’s primary foreign holding company, Intabex Netherlands B.V. (“Intabex”), will continue to be a co-borrower under the amended senior secured revolving credit facility, and the Company’s portion of the borrowings under the amended senior secured revolving credit facility will be limited to $200 million outstanding at any one time. One of the Company’s other primary foreign trading companies, Alliance One International AG (“AOIAG”), will be a guarantor of Intabex’s obligations under the amended senior secured revolving credit facility. Such obligations will also be guaranteed by the Company and such obligations and the obligations of the Company will be guaranteed by any of its material direct or indirect domestic subsidiaries (of which there are none at this time).

The agreement governing the amended senior secured revolving credit facility will permit the issuance of the Senior Notes, the application of the net proceeds from the offering of the Senior Notes to redeem the Existing Senior Notes on the August 2, 2013 redemption date and the purchase of the Convertible Notes in the Tender Offer.

Collateral. Alliance One’s borrowings under the amended senior secured revolving credit facility will be secured by a first priority pledge of:

•

100% of the capital stock of any material domestic subsidiary (of which there are none at this time) and 100% of the capital stock of any domestic subsidiary directly held by Alliance One or by any material domestic subsidiary;

•

100% of the non-voting capital stock (other than directors’ qualifying shares and/or other nominal amounts of shares required to be held by local nationals, in each case to the extent required by law) and 65% of the voting capital stock of any material first tier foreign subsidiaries;

•

U.S. accounts receivable and U.S. inventory owned by Alliance One or its material domestic subsidiaries (other than inventory the title of which has passed to a customer and inventory financed through customer advances);

•	intercompany notes evidencing loans or advances made by Alliance One or a material domestic subsidiary;

•	the real property, fixtures, equipment and other property related to Alliance One’s cut rag facility located adjacent to Baldree Road in Wilson, North Carolina; and

•	the Blocked Account and all funds deposited therein, if any.

In addition, Intabex’s borrowings and other obligations under the amended senior secured revolving credit facility will be secured by a first priority pledge of the assets described above and a pledge of 100% of the capital stock of Intabex, AOIAG, and certain of Alliance One’s, Intabex’s and AOIAG’s foreign subsidiaries.

Financial covenants. The following financial covenants and required financial ratios included in the agreement governing the amended senior secured revolving credit facility will be (effective upon the execution of the Amendment and Restatement Agreement):

•	a minimum consolidated interest coverage ratio of not less than the following:

Period	Ratio
January 1, 2013 through and including June 30, 2013	1.90 to 1.00
July 1, 2013 through and including September 30, 2013	1.80 to 1.00
October 1, 2013 through and including December 31, 2013	1.85 to 1.00
January 1, 2014 and thereafter	1.90 to 1.00

•	a maximum consolidated leverage ratio for a respective period of no more than the amount set forth in the following table:

Period	Ratio
April 1, 2013 through and including June 30, 2013	7.25 to 1.00
July 1, 2013 through and including September 30, 2013	7.80 to 1.00
October 1, 2013 through and including December 31, 2013	6.95 to 1.00
January 1, 2014 through and including March 31, 2014	6.10 to 1.00
April 1, 2014 through and including June 30, 2014	6.95 to 1.00
July 1, 2014 through and including September 30, 2014	7.25 to 1.00
October 1, 2014 through and including December 31, 2014	6.95 to 1.00
January 1, 2015 through and including March 31, 2015	5.85 to 1.00
April 1, 2015 through and including June 30, 2015	6.75 to 1.00
July 1, 2015 through and including September 30, 2015	6.95 to 1.00
October 1, 2015 through and including December 31, 2015	6.45 to 1.00
January 1, 2016 through and including March 31, 2016	5.50 to 1.00
April 1, 2016 through and including June 30, 2016	6.25 to 1.00
July 1, 2016 through and including September 30, 2016	6.45 to 1.00
October 1, 2016 through and including December 31, 2016	6.25 to 1.00
January 1, 2017 and thereafter	5.10 to 1.00

•

a maximum consolidated total senior debt to working capital ratio of not more than 0.80 to 1.00 other than during periods in which the consolidated leverage ratio is less than 4.00 to 1.00 if the consolidated leverage ratio has been less than 4.00 to 1.00 for the prior two consecutive fiscal quarters; and

•

a maximum amount of the Company’s annual capital expenditures of $50.8 million during the fiscal year ending March 31, 2014 and $40 million during any fiscal year thereafter, in each case with a one-year carry-forward (not in excess of $40 million) for unused capital expenditures in any fiscal year below the maximum amount.

Certain of these financial covenants will be calculated on a rolling twelve-month basis and certain of these financial covenants and required financial ratios will adjust over time in accordance with schedules in the agreement governing the amended senior secured revolving credit facility.

Affirmative and restrictive covenants. The agreement governing the amended senior secured revolving credit facility will contain affirmative and negative covenants (subject, in each case, to exceptions and qualifications), including covenants that limit the Company’s ability to, among other things:

•	incur additional indebtedness;

•	incur certain guarantees;

•	merge, consolidate or dispose of substantially all of its assets;

•	grant liens on its assets;

•	pay dividends, redeem stock or make other distributions or restricted payments;

•	create certain dividend and payment restrictions on its subsidiaries;

•	repurchase or redeem capital stock or prepay subordinated debt;

•	make certain investments;

•	agree to restrictions on the payment of dividends to it by its subsidiaries;

•	sell or otherwise dispose of assets, including equity interests of its subsidiaries;

•	enter into transactions with its affiliates; and

•	enter into certain sale and leaseback transactions.

The lenders party to the Amendment and Restatement Agreement are Deutsche Bank Trust Company Americas, Credit Suisse AG, Cayman Islands Branch, Goldman Sachs Bank USA, ICBC (London) PLC, ING Belgium, Brussels, Geneva Branch, Natixis, New York Branch, and Standard Chartered Bank.

On July 25, 2013, the Company issued a press release regarding its entry into the Amendment and Restatement Agreement. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01	Exhibits.

Exhibit 99.1 – Press release dated July 26, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 26, 2013

ALLIANCE ONE INTERNATIONAL, INC.

By:	/s/ Robert A. Sheets
Robert A. Sheets
Executive Vice President – Chief Financial Officer and Chief Administrative Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	Press release dated July 26, 2013